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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): August 31, 1998

                            Ugly Duckling Corporation
             (Exact name of registrant as specified in its charter)

        Delaware                       000-20841              86-0721358
    (State or other                   (Commission           (IRS Employer
jurisdiction of incorporation)        File Number)        Identification Number)

             2525 East Camelback Road, Suite 1150, Phoenix, AZ 85016
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (602) 852-6600

                                      NONE
         (Former name or former address, if changed since last report)
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Item 5. Other Events

         On August 31, 1998, at the annual meeting of stockholders of Ugly Duckling Corporation ("UDC"), a proposal was approved to allow UDC to proceed with a plan to split its dealership and non-dealership operations into two separately held public corporations (the "Split-up"). As previously reported, if the Split-up is effected, Cygnet Financial Corporation ("Cygnet"), a wholly-owned subsidiary of UDC, will acquire UDC's bulk purchasing and certain servicing operations, its third-party dealer financing operations (excluding the branch office network operations that UDC closed in the first quarter of 1998) and substantially all of the assets and certain liabilities acquired by UDC pursuant to its transactions with First Merchants Acceptance Corporation and Reliance Acceptance Group, Inc. in exchange for preferred stock and cash. As part of the Split-up, Cygnet would be further capitalized through an offering of rights (the "Rights") to purchase common stock, $.001 par value ("Cygnet Common Stock"), of Cygnet (the "Rights Offering") and would become a separately-held public company. The Rights Offering commenced on September 1, 1998.

         Pursuant to the Rights Offering, each holder of record of UDC common stock, $.001 par value, on August 17, 1998 (the "Record Date"), will receive one Right for every four shares of UDC common stock held on the Record Date. Each Right represents the right to subscribe for one share of Cygnet Common Stock at an exercise price of $7.00 and includes certain over-subscription privileges. The Rights are exercisable only for a limited period ending at 5:00 p.m. (Minnesota time) on September 21, 1998, or such later date to which the Rights Offering is extended. The Rights are listed on the Nasdaq National Market under the symbol "CGNTR."

         The issuance of Cygnet Common Stock pursuant to the Rights and the effectuation of the Split-up are contingent on certain conditions. There can be no assurance that the Split-up will be effected. The Rights Offering and/or the Split-up may be abandoned or postponed at any time for any reason in the sole discretion of UDC's board of directors.

         This Form 8-K may include statements that may constitute forward-looking statements, usually containing the words "believe," "estimate," "project," "expect" or similar expressions. By making these forward-looking statements, UDC undertakes no obligation to update these statements for revisions or changes after the date of this Form 8-K. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Investors should also consider factors that would cause or contribute to such differences, which include, but are not limited to, factors detailed in this Form 8-K, in the sections entitled "Management's Discussion and Analysis of Financial Condition and Results of Operation -- Risk Factors," "Factors That May Affect Future Results and Financial Condition," "Factors That May Affect Future Stock Performance" and elsewhere in UDC's most recent reports on Form 10-K and Form 10-Q, including Exhibit 99 to any such Form 10-Q, in the section entitled "Risk Factors" in UDC's definitive proxy statement dated August 4, 1998 and elsewhere in UDC's Securities and Exchange Commission filings.

          A registration statement relating to the Cygnet securities (Rights and Cygnet Common Stock) has been filed with and declared effective by the Securities and Exchange Commission. This discussion of the Split-up and the related Rights Offering shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The securities sold in the Rights Offering will be offered only by means of a Cygnet prospectus. Copies of the prospectus of Cygnet relating to the Rights Offering may be obtained by contacting Steven P. Johnson, General Counsel of Cygnet, 2525 E. Camelback Road, Phoenix, AZ 85016, telephone (602) 852-6600. For more complete information about the Split-up and the related Rights Offering and their impact on UDC and Cygnet, obtain a definitive proxy statement and prospectus as indicated above.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   UGLY DUCKLING CORPORATION
                                          (Registrant)

Dated: September 1, 1998           By: /s/ Steven P. Johnson
                                       ---------------------------------------
                                       Steven P. Johnson, Senior Vice President
                                       and General Counsel


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